Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-129550) of New Peoples Bankshares, Inc. on Form S-8 of our report dated March 13, 2017 on the consolidated financial statements of New Peoples Bankshares, Inc. as of December 31, 2016 and for the year then ended, which report appears in this December 31, 2016 annual report on Form 10-K of New Peoples Bankshares, Inc.

/s/ Elliott Davis Decosimo, LLC

Greenville, South Carolina

March 13, 2017